Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005 (except as to Notes 2 and 13, as to which the date is April 13, 2005), which appears on page 26 of the annual report on Form 10-KSB of GelStat Corporation and Subsidiary (a development stage company) (formerly known as Developed Technology Resources, Inc.) for the year ended December 31, 2004.


                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 24, 2006